HF Foods Reports Fourth Quarter and Full Year 2020 Financial Results CITY OF INDUSTRY, CA – March 16, 2021 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the Southeast, Pacific and Mountain West regions of the United States, reported fourth quarter and full year pro forma financial results for the year ended December 31, 2020. The pro forma results reflect the combined results of HF Foods and B&R Global Holdings (“B&R”) as if their November 4, 2019 merger had occurred on the first day of the prior period presented. Fourth Quarter 2020 Financial Summary (which includes the B&R transaction in Q4 2020 but not Q4 2019) • Net revenue decreased to $146.5 million, compared to $162.9 million in 2019. • Gross profit was $25.5 million, or 17.4% of total revenue, compared to $25.8 million, or 15.8% of total revenue in 2019. • Net income attributable to the Company was $1.6 million, or $0.03 per diluted share, compared to $1.3 million, or $0.06 per diluted share in 2019. • Adjusted EBITDA decreased to $6.0 million, compared to $7.0 million in 2019. Pro Forma Fourth Quarter 2020 Financial Summary • On a pro forma basis, net revenue decreased to $146.5 million from $206.0 million in 2019. • On a pro forma basis, gross profit was $25.5 million, or 17.4% of total revenue in 2020, compared to $32.6 million, or 15.8% of total revenue in 2019. • On a pro forma basis, net income attributable to the Company was $1.6 million, or $0.03 per diluted share, compared to $0.1 million, or $0.00 per diluted share in 2019. • On a pro forma basis, adjusted EBITDA was $6.0 million compared to $6.6 million in 2019. 2020 Financial Summary (which includes the B&R transaction in 2020 but not 2019) • Net revenue increased 46% to $566.8 million, compared to $388.2 million in 2019. • Gross profit was $100.3 million, or 17.7% of total revenue, compared to $63.2 million, or 16.3% of total revenue in 2019. • Net loss attributable to the Company was $343.0 million, or $(6.58) per diluted share, including a one-time goodwill impairment charge of $338.2 million in the first quarter of 2020. This compares to $5.4 million, or $0.22 per diluted share, in 2019. • Adjusted EBITDA increased 17% to $19.7 million, compared to $16.9 million in 2019. • As of December 31, 2020, cash and cash equivalents totaled $9.6 million compared to $14.5 million at December 31, 2019. Pro Forma Financial Summary - 2020 vs 2019 • On a pro forma basis, net revenue decreased to $566.8 million from $828.0 million.

• On a pro forma basis, gross profit was $100.3 million, or 17.7% of total revenue, compared to $133.2 million, or 16.1% of total revenue in 2019. • On a pro forma basis, net loss was $343.0 million, or $(6.58) per diluted share, compared to net income of $5.7 million, or $0.11 per diluted share. • On a pro forma basis, adjusted EBITDA was $19.7 million compared to $32.9 million in 2019. Management Commentary “2020 was an extraordinary year for our company as, shortly after our business combination, the normal operations of our industry were undermined by the COVID-19 pandemic,” said Peter Zhang, CEO of HF Foods. “In March of 2020, our pro forma sales declined approximately 67% as our restaurant clients were forced to either convert to take-out only or close entirely. However, we quickly pivoted our strategy to focus on new revenue streams that were less impaired by the pandemic and reduced our operating costs. As a result, we were well positioned to support our clients once weekly volumes began to increase, and once they surpassed approximately 50% of pre-COVID-19 levels, we began generating positive operating cash flows on a weekly basis. Today, our business has stabilized at approximately 75% of pre-COVID-19 levels. “While the timetable for fully returning to normalcy is unknown, HF Foods maintains unique competitive advantages as a market leader in a currently fragmented industry that services the Asian/Chinese restaurant sector. As we shift our attention towards returning to sustainable growth, we remain confident that our differentiators, including our extensive footprint, strong vendor and customer relationships, and value-added service offerings, will continue to allow us to better serve our customers in 2021 and beyond.” Liquidity & Sales Volumes As of December 31, 2020, HF Foods had $9.6 million in cash and access to approximately $81.7 million in additional funds through its $100 million line of credit, subject to a borrowing base calculation. The strategic cost management actions undertaken in late March and April 2020 resulted in an overall increase of the available line of credit, ensured the Company could confidently navigate through an unconventional operating environment, and have positioned the company to expand operating margins as the impacts of COVID-19 on the food services industry diminish. Since late April 2020, the Company has experienced a steady recovery of business volume as fear among consumers began to subside and pent-up demand for restaurant dining began to build. In the months of May and June 2020, weekly sales recovered to over 50% and 60% of pre-COVID-19 levels, respectively. Starting in September 2020, the Company began experience sales volumes equivalent to approximately 70% of pre-COVID-19 levels, and that trend has now stabilized at approximately 75% of pre-COVID-19 levels. With current sales volumes and its adjusted cost structure, the Company is generating positive operating cash flows on a weekly basis and does not have immediate liquidity concerns. Pro Forma 2020 Results

On a pro forma basis, 2020 revenue decreased to $566.8 million compared to $828.0 million in 2019, due to a decline in sales to independent restaurants as many experienced forced closures or conversion to a take-out only model in response to the COVID-19 pandemic. On a pro forma basis, gross profit was $100.3 million (17.7% of total revenue) compared to $133.2 million (16.1% of total revenue) in 2019. The improvement in gross margin was primarily attributable to the Company’s strengthened purchasing power and the elimination of lower margin sales to buffet restaurants, many of which remain severely impacted by the outbreak of COVID-19. On a pro forma basis, distribution, selling and administrative expenses in 2020 were $106.1 million compared to $118.6 million in 2019. The decrease was mainly attributed to a $29.6 million reduction in overall distribution, selling and administrative costs, which were offset by a non-recurring $6.2 million increase in legal expense and a substantial straight-line amortization of $10.9 million on intangibles, including tradenames and customer relationships associated with the B&R merger transaction based on US Accounting GAAP rules. As a result, pro forma net loss attributable to the Company for 2020 was $343.0 million, or $(6.58) per diluted share, compared to net income of $5.7 million, or $0.11 per diluted share, in 2019. During the first quarter of fiscal 2020, as a result of significant declines in its business due to the COVID-19 pandemic, HF Foods reassessed the fair value of the B&R reporting unit using the discounted cash flow method. Based on this analysis, the Company determined that $338.2 million should be recorded as a goodwill impairment charge during the first quarter of fiscal 2020. Excluding the one-off goodwill impairment charge, pro forma net loss attributable to the Company for the fiscal year 2020 was $4.8 million, or $(0.09) per diluted share. Adjusted EBITDA on a pro forma basis in 2020 was $19.7 million compared to $32.9 million in 2019. The lower adjusted EBITDA in 2020 was primarily due reduced revenue, as described above. About HF Foods Group Inc. HF Foods Group Inc., headquartered in City of Industry, California, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast, Pacific and Mountain West regions of the United States. With 14 distribution centers along the U.S. eastern and western seaboards, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 10,000 established customers in 21 states, and strong relations with growers and suppliers of food products in the US and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit hffoodsgroup.com. Non-GAAP Financial Measures Adjusted EBITDA: The Company believes that adjusted EBITDA is a useful performance measure and can be used to facilitate a comparison of the Company’s operating performance on a consistent basis from period to period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures alone can provide. Management believes that adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-

cash charges and more reflective of other factors that directly affect our operating performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial performance with that of other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The Company presents adjusted EBITDA in order to provide supplemental information that the Company considers relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its current Quarterly Report on Form 10Q, and such information is not meant to replace or supersede U.S. GAAP measures.

The following table sets forth of the calculation of adjusted EBITDA and reconciliation to net income (loss), the closest U.S. GAAP measure:

	For the three months ended December 31,		Change	
	2020	2019	Amount	%
Net income	1,716,862	1,512,330	204,532	13.5%
Interest expenses	805,452	454,237	351,215	77.3%
Income tax provision	(2,779,305)	481,560	(3,260,865)	-677.1%
Depreciation & Amortization	4,298,442	4,580,785	(282,343)	-6.2%
EBITDA	4,041,451	7,028,912	(2,987,461)	-42.5%
Goodwill and asset impairment charges	-	-	-	
Change in fair value of interest rate swap contracts	(363,918)	-	(363,918)	100.0%
COVID-19 bad debt reserve	(591,164)	-	(591,164)	100.0%
Non-recurring expenses*	2,907,870	-	2,907,870	100.0%
Adjusted EBITDA	5,994,239	7,028,912	(1,034,673)	-14.7%
Percentage of revenue	4.1%	4.3%	-0.2%	-5.2%

	For the year ended December 31,		Change	
	2020	2019	Amount	%
Net income	(342,680,799)	5,895,286	(348,576,085)	-5912.8%
Interest expenses	3,922,191	1,661,454	2,260,737	136.1%
Income tax provision	(4,831,731)	2,197,092	(7,028,823)	-319.9%
Depreciation & Amortization	17,483,346	6,754,508	10,728,838	158.8%
EBITDA	(326,106,993)	16,508,340	(342,615,333)	-2075.4%
Goodwill and asset impairment charges	338,191,407	-	338,191,407	100.0%
Change in fair value of interest rate swap contracts	920,358	-	920,358	100.0%
COVID-19 bad debt reserve	544,672	-	544,672	100.0%
Non-recurring expenses*	6,179,956	375,000	5,804,956	1548.0%
Adjusted EBITDA	19,729,400	16,883,340	2,846,060	16.9%
Percentage of revenue	3.5%	4.3%	-0.9%	-20.0%

Forward-Looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "anticipates," "believes," "could," "expects," "intends," "may," "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategy, availability of financing to execute our acquisition strategy, control of the Company by our Chief Executive Officer and principal stockholder, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, the continuing impact of the Covid-19 pandemic, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10- K for the year ended December 31, 2019 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements. Investor Relations Contact: Gateway Investor Relations Cody Slach Tel 1-949-574-3860 HFFG@gatewayir.com

HF Foods Group Inc. Consolidated Balance Sheets December 31 December 31 2020 2019 ASSETS CURRENT ASSETS: Cash $ 9,580,853 $ 14,538,286 Accounts receivable, net 24,852,212 50,027,134 Accounts receivable - related parties, net 1,266,573 4,202,870 Inventories, net 58,535,040 77,531,854 Advances to suppliers, net - - Advances to suppliers - related parties, net 196,803 745,135 Loan Receivable - HF - - Other current assets 4,614,164 4,374,338 TOTAL CURRENT ASSETS 99,045,645 151,419,617 Property and equipment, net 136,869,085 37,538,147 Security deposits-related parties - 591,380 Operating lease right-of-use assets 931,630 17,155,584 Long-term investments 2,377,164 2,296,276 Intangible assets, net 175,797,650 186,687,950 Goodwill 68,511,941 406,703,348 Long-term notes receivable - related parties - - Security deposits - - Deferred tax assets 57,478 78,993 Other long-term assets 694,490 372,499 TOTAL ASSETS $ 484,285,083 $ 802,843,794 CURRENT LIABILITIES: Bank overdraft $ 14,839,747 $ 14,952,510 Lines of credit 18,279,062 41,268,554 Accounts payable 28,391,136 39,689,911 Accounts payable - related parties 1,783,861 4,521,356 Advance from customers - - Advances from customers - related parties - - Current portion of long-term debt, net 5,641,259 2,726,981 Current portion of obligations under finance leases 286,903 280,243 Current portion of obligations under operating leases 308,148 4,322,503 Other payables - - Other payables - related party - - Income tax payable - - Intercompay Payable - B&R - - Accrued expenses and other liabilities 6,178,144 2,610,538 Obligation under interest rate swap contracts 993,516 73,158 TOTAL CURRENT LIABILITIES 76,701,776 110,445,754 Long-term debt, net 88,008,803 18,535,016 Long-term debt, net of current portion - related parties 7,000,000 - Obligations under finance leases, non-current 766,885 1,053,166 Obligations under operating leases, non-current 623,482 12,833,081 Deferred tax liabilities 46,382,704 52,320,045 TOTAL LIABILITIES 219,483,650 195,187,062 SHAREHOLDERS’ EQUITY: Preferred Stock, $0.0001 par value, 1,000,000 shares authorized , no shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively - - Common Stock, $0.0001 par value, 100,000,000 shares authorized, 53,050,211 shares issued, and 52,145,096 shares outstanding as of December 31, 2019 and December 31, 2020 5,191.00 5,305 Treasury Stock, at cost, 905,115 shares as of December 31, 2020 and December 31, 2019, respectively - (12,038,030) Additional paid-in capital 587,579,093 599,617,009 Retained earnings (327,150,398) 15,823,661 Total shareholders’ equity attributable to HF Foods Group, Inc. 260,433,886 603,407,945 Noncontrolling interest 4,367,547 4,248,787 TOTAL SHAREHOLDERS’ EQUITY 264,801,433 607,656,732 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 484,285,083 $ 802,843,794

HF Foods Group Inc.
Consolidated Statements of Operations

	For the three months ended December 31,		For the years ended December 31,	
	2020	2019	2020	2019
Net revenue - third parties	144,033,182	157,289,348	553,408,528	368,809,865
Net revenue - related parties	2,515,519	5,654,828	13,422,547	19,352,416
TOTAL NET REVENUE	146,548,701	162,944,176	566,831,075	388,162,281
Cost of revenue - third parties	118,559,094	131,736,765	453,706,426	306,370,972
Cost of revenue - related parties	2,448,711	5,410,045	12,833,066	18,582,786
TOTAL COST OF REVENUE	121,007,805	137,146,810	466,539,492	324,953,758
GROSS PROFIT	25,540,896	25,797,366	100,291,583	63,208,523
DISTRIBUTION, SELLING AND ADMINISTRATIVE EXPENSES	26,576,814	23,502,159	106,126,392	54,931,157
INCOME (LOSS) FROM OPERATIONS	(1,035,918)	2,295,207	(5,834,809)	8,277,366
Other Income (Expenses)				
Interest income	133	133	529	418,530
Interest expenses	(805,452)	(454,237)	(3,922,191)	(1,661,454)
Goodwill impairment loss	-	-	(338,191,407)	-
Other income	414,874	152,787	1,355,706	1,057,936
Change in fair value of interest rate swap contract	363,918	-	(920,358)	-
Total Other Income (Expenses), net	(26,527)	(301,317)	(341,677,721)	(184,988)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,062,445)	1,993,890	(347,512,530)	8,092,378
PROVISION (BENEFIT) FOR INCOME TAXES	(2,779,305)	481,560	(4,831,731)	2,197,092
NET INCOME (LOSS)	1,716,860	1,512,330	(342,680,799)	5,895,286
Less: net income attributable to noncontrolling interest	124,272	165,926	293,260.00	505,609
NET INCOME (LOSS) ATTRIBUTABLE TO HF FOODS GROUP INC.	1,592,588	1,346,404	(342,974,059)	5,389,677
Earnings (loss) per common share - basic and diluted	0.03	0.06	(6.58)	0.22
Weighted average shares - basic and diluted	51,946,149	22,258,557	52,095,585	27,113,288